Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE:	July 19, 2021
For Further Information:	Timothy T. O’Dell, President & CEO
Phone: 614.318.4660
Email: timodell@cfbankmail.com

CFBANK COMPLETES SALE OF ITS COLUMBIANA COUNTY, OHIO BRANCHES.

Columbus, Ohio – July 19, 2021 – CFBank, the wholly-owned banking subsidiary of CF Bankshares Inc. (NASDAQ: CFBK) today announced that it has completed the sale of its two Columbiana County, Ohio Branches to Consumers National Bank realizing a deposit premium of approximately $1.9 million. The sale involved the transfer of deposits totaling approximately $104 million and earning assets of approximately $28 million. The sale of the branches will allow CFBank to invest in the growth and expansion in its Metro markets, better fitting the CFBank Commercial Banking driven business model. In addition, CFBank expects this sale to positively impact its operations through increased efficiencies. Additional details can be found in CFBank’s December 29, 2020 press release, which can be accessed at: https://investor.cfbankonline.com/news-events/default.aspx

About CF Bankshares Inc. and CFBank

CF Bankshares Inc. is a financial holding company that owns 100% of the stock of CFBank, National Association (CFBank). CFBank is a boutique Commercial bank headquartered in Columbus, Ohio. CFBank has focused on bettering the Ohio economy and serving the financial needs of closely held businesses since 1892. Over a century has passed, and yet, our focus remains the same: guide fellow Ohioans to financial stability and success with agility, ease, and care. CFBank grew from a Federal Savings Association to a National Bank in December of 2016. As CFBank has expanded, we have maintained our penchant for individualized service and direct customer access to decision makers. CFBank now has a presence in four major metro markets – Columbus, Cleveland, and Cincinnati, Ohio and Indianapolis, Indiana. In every location, CFBank provides commercial loans and leases, commercial and residential real estate loans and treasury management depository services, corporate treasury management, residential lending, and full-service retail banking services and products. CFBank is also glad to offer its clients the convenience of online internet banking, mobile banking, and remote deposit.

Additional information about the CF Bankshares Inc. and CFBank is available at www.CFBankOnline.com

FORWARD LOOKING STATEMENTS

This press release and other materials we have filed or may file with the Securities and Exchange Commission (“SEC”) contain or may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Reform Act of 1995, which are made in good faith by us. Forward-looking statements include, but are not limited to: (1) projections of revenues, income or loss, earnings or loss per common share, capital structure and other financial items; (2) plans and objectives of the management or Boards of Directors of CF Bankshares Inc. or CFBank; (3) statements regarding future events, actions or economic performance; and (4) statements of assumptions underlying such statements. Words such as “estimate,” “strategy,” “may,” “believe,” “anticipate,” “expect,” “predict,” “will,” “intend,” “plan,” “targeted,” and the negative of these terms, or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Various risks and uncertainties may cause actual results to differ materially from those indicated by our forward-looking statements, including, without limitation, impacts from the ongoing COVID-19 pandemic on local, national and global economic conditions in general and on our industry and business in particular, including adverse impacts on our customer’s operations, financial condition and ability to repay loans, changes in interest rates or disruptions in the mortgage market, and the effects of various governmental responses to the pandemic, including stimulus packages and programs; uncertainty regarding the impact of changes in the U.S. presidential administration and Congress on the regulatory landscape, capital markets and responses to the COVID-19 pandemic; and those additional risks detailed from time to time in our reports filed with the SEC, including those identified in “Item 1A. Risk Factors” of Part I of our Annual Report on Form 10-K filed with SEC for the year ended December 31, 2020.

Forward-looking statements are not guarantees of performance or results. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. We caution you, however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material.

The forward-looking statements included in this press release speak only as of the date hereof. We undertake no obligation to publicly release revisions to any forward-looking statements to reflect events or circumstances after the date of such statements, except to the extent required by law.